Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the historical financial statements of Virgin Group Acquisition Corp. II (“VGAC II”) and Grove Collaborative, Inc. (“Grove”), adjusted to give effect to the Mergers and other related events contemplated by the Merger Agreement. VGAC II and Grove shall collectively be referred to herein as the “Companies.” The Companies, after giving effect to the Mergers, shall be referred to herein as “New Grove.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical unaudited condensed balance sheet of VGAC II as of March 31, 2022 with the historical unaudited condensed balance sheet of Grove as of March 31, 2022 on a pro forma basis as if the Mergers and the other events contemplated by the Merger Agreement, summarized below, had been consummated on March 31, 2022.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 combines the historical unaudited condensed statement of operations of VGAC II for the three months ended March 31, 2022 and the historical unaudited condensed statement of operations of Grove for the three months ended March 31, 2022 on a pro forma basis as if the Merger and other events contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical audited statement of operations of VGAC II for the period from January 13, 2021 (date of inception) through December 31, 2021 and the historical audited statement of operations of Grove for the year ended December 31, 2021 on a pro forma basis as if the Mergers and other events contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the (a) historical audited condensed financial statements of VGAC II as of December 31, 2021 and for the period from January 13, 2021 (inception) to December 31, 2021, included in VGAC II’s Annual Report on Form 10-K filed with the SEC on February 24, 2022 and incorporated by reference and (b) historical unaudited condensed financial statements of VGAC II as of and for the three months ended March 31, 2022 included in VGAC II’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022 and incorporated by reference;

•

the (a) historical audited financial statements of Grove as of and for the years ended December 31, 2019, 2020 and 2021 included in the proxy statement/consent solicitation statement/prospectus, and (b) historical unaudited condensed financial statements of Grove as of and for the three months ended March 31, 2022 included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference;

•

other information relating to Grove and VGAC II included in the proxy statement/consent solicitation statement/prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the section titled “Business Combination Proposal.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Grove’s financial condition or results of operations would have been had the Mergers occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Grove. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information should also be read together with “VGAC II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Grove’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the proxy statement/consent solicitation statement/prospectus.

Description of the Transactions

Pursuant to the Merger Agreement (as entered into on December 7, 2021 and amended and restated on March 31, 2022), the following transactions occurred:

(i) On June 15, 2022, one day prior to the Closing Date, VGAC II became a Delaware public benefit corporation (the “Domestication”) and, in connection with the Domestication,

(A)	VGAC II’s name was changed to “Grove Collaborative Holdings, Inc.” (“New Grove”),

(B)	each then-issued and outstanding Class A ordinary share of VGAC II converted automatically into one share of Class A common stock of New Grove (the “New Grove Class A Common Stock”),

(C)	each then-issued and outstanding Class B ordinary share of VGAC II converted automatically into one share of New Grove Class A Common Stock,

(D)

each then-issued and outstanding warrant to purchase Class A ordinary shares of VGAC II (“Public Warrant”) converted automatically into one warrant to purchase one share of New Grove Class A Common Stock, and

(E)

each then-issued and outstanding units that had not previously separated into the underlying Class A ordinary shares and underlying Public Warrants were canceled and entitled the holder thereof to one share of New Grove Class A Common Stock and one-fifth of one warrant to purchase one share of New Grove Class A Common Stock.

(ii) On the Closing Date, VGAC II Merger Sub I merged with and into Grove (the “Initial Merger”), with Grove as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of New Grove (the “Initial Surviving Corporation”), and immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, the Initial Surviving Corporation merged with and into VGAC II Merger Sub II (the “Final Merger” and, together with the Initial Merger, the “Mergers”), with VGAC II Merger Sub II as the surviving company in the Final Merger and, after giving effect to the Final Merger, continuing as a wholly-owned subsidiary of New Grove. The Mergers and the other transactions contemplated by the Merger Agreement other than the Domestication are hereinafter referred to as the “Business Combination.”

(iii) Upon the consummation of the Business Combination, Grove equity holders received or have the right to receive shares of class B common stock of New Grove (the “New Grove Class B Common Stock”), as set forth below, at a deemed value of $10.00 per share after giving effect to the exchange ratio as determined pursuant to the Merger Agreement (“Exchange Ratio”). Accordingly, based on the Exchange Ratio of approximately 1.18, 133,390,456 shares of New Grove Class B Common Stock were immediately issued and outstanding (excluding those shares of New Grove Class B Common Stock that certain holders elected to be converted to New Grove Class A Common Stock at the time of issuance), 31,332,454 shares were reserved for the potential future issuance of New Grove Class B Common Stock upon the exercise of New Grove stock options, the vesting of New Grove restricted stock units, and the exercise of New Grove warrants, based on the following transactions contemplated by the Merger Agreement:

(A)

the conversion of each issued and outstanding share of Grove’s common stock (other than the Backstop Tranche 1 Shares) and Grove’s preferred stock (on an as-converted to Grove common stock basis) (other than dissenting shares) into (i) a number of shares of New Grove Class B Common Stock as determined pursuant to the Exchange Ratio and (ii) a number of restricted shares of New Grove Class B Common Stock that will vest upon the achievement of certain earnout thresholds prior to the tenth anniversary of Closing (as further described below, the “Earnout Shares”);

(B)

the conversion of all outstanding Grove warrants, excluding 275,631 warrants to purchase Grove common stock that were net settled prior to the consummation of the Business Combination, into (i) warrants exercisable for shares of New Grove Class B Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio, and (ii) a number of Earnout Shares;

(C)

the conversion of all outstanding vested and unvested Grove stock options into (i) New Grove stock options exercisable for shares of New Grove Class B Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio, and (ii) a number of Earnout Shares;

(D)

the conversion of all outstanding Grove restricted stock units into (i) New Grove restricted stock units with the same terms that each represent the right to receive the number of shares of New Grove Class B Common Stock adjusted using the Exchange Ratio and (ii) a number of Earnout Shares; and

(E)

the conversion of each issued and outstanding Backstop Tranche 1 Share (as defined below) into the right to receive a number of shares of New Grove Class B Common Stock equal to the Exchange Ratio (which were immediately exchanged on a one-for-one basis for shares of New Grove Class A Common Stock).

Notwithstanding the foregoing, pursuant to elections made shortly before the Closing, certain holders of Grove common stock and Grove preferred stock elected to receive, and at the Closing were issued, an aggregate of 5,711,098 shares of New Grove Class A Common Stock on a share-for-share basis in lieu of the New Grove Class B Common Stock they would have otherwise been entitled to receive.

The holders of New Grove Class A Common Stock have one vote per share and the holders of New Grove Class B Common Stock have ten votes per share. The New Grove Class B Common Stock is subject to automatic conversion to New Grove Class A Common Stock upon any transfers (except for certain permitted transfers).

Other Related Events in Connection with the Business Combination

Other related events that took place in connection with the Business Combination are summarized below:

Backstop Subscription Agreement

On March 31, 2022, VGAC II entered into a subscription agreement (the “Backstop Subscription Agreement”) with Corvina Holdings Limited, an affiliate of the Sponsor (the “Backstop Investor”) and Grove, pursuant to which, among other things:

(i)

The Backstop Investor purchased, and Grove sold to the Backstop Investor, on the date of the Subscription Agreement, a number of shares of Grove common stock equal to the quotient of $27,500,000 and $11.70, for an aggregate purchase price of $27,500,000 (such shares of Grove common stock, together with any other shares of Grove common stock issued to the Backstop Investor prior to the closing of the Business Combination, the “Backstop Tranche 1 Shares”).

(ii)

The Backstop Investor agreed to subscribe for and purchase, on the Closing Date, certain shares of New Grove Class A Common Stock at a purchase price of $10.00 per share (the “Backstop Tranche 2 Shares”), for aggregate gross proceeds in an amount equal to (x) $22,500,000 minus (y) the amount of cash available, as of immediately prior to the Closing, to be released from the trust account (after giving effect to all payments to VGAC II shareholders that exercise their redemption rights in connection with the Business Combination).

As further described in the proxy statement/consent solicitation statement/prospectus, the Backstop Subscription Agreement also provides:

(i)

For an adjustment to the number of Backstop Tranche 1 Shares held by the Backstop Investor immediately prior to the closing of the Business Combination to reflect any differences between the estimate of the Exchange Ratio used for purposes of determining the purchase price per share for the Backstop Tranche 1 Shares and the final Exchange Ratio calculated pursuant to the terms of the Merger Agreement.

(ii)

That immediately prior to the closing of the Business Combination, to the extent the amount of cash available, as of immediately prior to the Closing, to be released from the trust account (after giving effect to all payments to VGAC II shareholders that exercise their redemption rights in connection with the Business Combination) exceeds $22,500,000, the Backstop Investor will have the right to redeem all or a portion of the Backstop Tranche 1 Shares in cash for a purchase price per share equal to (x) the final Exchange Ratio calculated pursuant to the Merger Agreement multiplied by (y) $10.00.

(iii)	That immediately following the closing of the Business Combination:

(A)

each share of New Grove Class B Common Stock issued to the Backstop Investor pursuant to the Merger Agreement as consideration for the Backstop Tranche 1 Shares will be exchanged for one share of New Grove Class A Common Stock (the “Backstop Share Exchange”), and

(B)

New Grove will issue to the Backstop Investor a number of warrants to purchase New Grove Class A Common Stock (each warrant exercisable to purchase one share of New Grove Class A Common Stock for $0.01) (such warrants, the “Backstop Warrants”). The number of warrants to be issued is the product of (i) the sum of (x) 0.75% and (y) the product of (1) 1.25% multiplied by (2) the quotient of (A) the number of Tranche 1 and Tranche 2 Backstop Shares divided by (B) 5,000,000 and (ii) the number of VGAC Common Shares, determined on a fully diluted basis, as of immediately following the Business Combination Closing. Such warrants shall be exercisable by Subscriber at any time for a period of five years from the date of issuance.

(iv)

For additional shares of New Grove Class A Common Stock to be issued to the Backstop Investor if the volume weighted average price of New Grove Class A Common Stock is less than $10.00 during the 10 trading days commencing on the first trading day after New Grove’s first quarterly earnings call for the fiscal quarter ending June 30, 2022 (“Additional Shares”). The Backstop Investor shall be entitled to receive additional VGAC Class A Common Shares equal to the lesser of (i) the product of (x) the sum of (1) the VGAC Class B Common Shares issued to Subscriber at the Business Combination Closing pursuant to the Business Combination Agreement as consideration for the Tranche 1 Shares and (2) the Tranche 2 Shares, if any, multiplied by (y) a fraction, (A) the numerator of which is $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the Business Combination Closing) minus the Measurement Period VWAP, and (B) the denominator of which is the Measurement Period VWAP and (ii) the number of Post-Combination VGAC Shares outstanding as of immediately following the Business Combination Closing.

On June 16, 2022, New Grove exchanged or issued the following:

•

2,338,352 shares of Backstop Tranche 1 shares were exchanged for 2,750,000 shares of New Grove Class B Common Stock, which was immediately exchanged on a one-for-one basis for shares of New Grove Class A Common Stock.

•	Backstop Investor purchased 1,671,524 shares of Backstop Tranche 2 Shares for aggregate gross proceeds in an amount equal to $16,715,524;

•	Backstop Investor received 3,875,028 Backstop Warrants.

PIPE Subscription Agreements

On December 7, 2021, VGAC II entered into the Subscription Agreements with respect to the PIPE Financing. Pursuant to the Subscription Agreements, certain accredited and strategic investors have purchased 8,707,500 shares of New Grove Class A Common Stock (“PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $87,075,000, of which only 8,607,500 shares of New Grove Class A Common Stock have been issued for aggregate proceeds of $86,075,000. The Company expects to issue the balance of these shares of New Grove Class A Common Stock and collect the remaining proceeds of the PIPE Financing on a subsequent date.

Grove Earnout Shares

At the closing of the Merger, Grove shareholders (including Grove stock option, restricted stock unit, and warrant holders) (other than the Backstop Investor) were issued 13,999,960 shares of New Grove Class B Common Stock (“Grove Earnout Shares”). Such shares are subject to vesting and forfeitures based upon certain triggering events that can occur during a period of ten years following the closing of the Business Combination (the “Earnout Period”). The triggering events that will result in the vesting of the Grove Earnout Shares during the Earnout Period are the following:

•

7,000,173 shares earned if the share price of New Grove Class A Common Stock is greater than or equal to $12.50 over any 20 trading days within any consecutive 30 trading day period during the Earnout Period;

•

6,999,787 shares earned, including the shares subject to the $12.50 threshold if not previously vested, if the share price of New Grove Class A Common Stock is greater than or equal to $15.00 over any 20 trading days within any 30 consecutive trading day period during the Earnout Period; and

•

If, during the Earnout Period, there is a Change of Control Transaction (as defined in the Merger Agreement), then all remaining triggering events that have not previously occurred and the related vesting conditions shall be deemed to have occurred.

If, at any time prior to the expiration of the Earnout Period, any holder of Grove Earnout Shares forfeits all or any portion of such holder’s converted Grove options and restricted stock units, all unvested Grove Earnout Shares issued to such holder with respect to any such awards shall be automatically forfeited to New Grove and distributed to the other holders of Grove securities as of immediately prior to the closing of the Business Combination on a pro rata basis.

Grove Class A Share Issuance

Immediately after the Closing, New Grove issued an aggregate of 32,300 shares (“Employee Stock Grants”) of New Grove Class A Common Stock, net of taxes, to certain of its employees of the Company’s fulfillment centers, none of which are officers or directors of New Grove or any of its predecessors.

Expected Accounting Treatment of the Business Combination

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, VGAC II will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Grove will represent a continuation of the financial statements of Grove with the Business Combination treated as the equivalent of Grove issuing stock for the net assets of VGAC II, accompanied by a recapitalization. The net assets of VGAC II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Grove in future reports of New Grove.

Grove has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Current Grove stockholders will have a relative majority of the voting power of New Grove;

•

The New Grove Board will have nine members (such members currently consisting of eight members and one vacant board seat) of whom one individual shall be designated by VGAC II and of whom eight individuals shall be designated by Grove;

•	Grove’s senior management will comprise the senior management roles of New Grove and be responsible for the day-to-day operations;

•	New Grove will assume the Grove name; and

•	The intended strategy and operations of New Grove will continue Grove’s current strategy.

Grove is in process of assessing the accounting related to the Business Combination and the treatment related to the:

•

Grove Earnout Shares – The Grove Earnout Shares, excluding those allocated to the unvested Grove options and restricted stock units, are expected to be accounted for as a long-term liability classified as equity-linked contracts that are earned upon achieving the triggering events, which include events that are not indexed to the common stock of New Grove. The Company has preliminarily concluded that liability classification for the Grove Earnout Shares is appropriate and as such, the liability will be recognized at fair value upon the Merger closing and remeasured in future reporting periods through the statement of operations. The preliminary fair value of the Grove Earnout Shares was determined using the most reliable information currently available. The Grove Earnout Shares attributed to the unvested Grove options and restricted stock units are expected to be accounted for as stock-based compensation due to the continued service requirement and will be equity-classified. Any compensation expense related to such Grove Earnout Shares will be recognized over the respective service periods in future reporting periods and has not been reflected in the unaudited pro forma condensed combined statement of operations.

•

Public Warrants and Private Placement Warrants – The Company has preliminarily concluded that liability classification for the Public Warrants and Private Placement Warrants is appropriate and as such, the liability will be recognized at fair value upon the Merger closing and remeasured in future reporting periods through the statement of operations.

•

Direct and Incremental Transaction Costs – Estimates are necessary to finalize the allocation of direct and incremental transaction costs between instruments issued or assumed in the Business Combination. The Company has preliminarily allocated such costs on a relative fair value basis between the VGAC II ordinary shares, PIPE Shares, Public Warrants, Private Placement Warrants, Grove Earnout Shares, Downside Protection feature and Backstop Warrants based on estimates that are available. Direct and incremental transaction costs allocated to equity-classified instruments have been preliminarily recorded within equity in the unaudited pro forma condensed combined financial statements. Direct and incremental transaction costs allocated to liability-classified equity instruments were expensed in the unaudited pro forma condensed combined financial statements.

•

Backstop Subscription Agreement – The Company has determined there is a freestanding instrument related to the Downside Protection feature under the Backstop Subscription Agreement. Such feature is required to be bifurcated and classified as a liability. A separate valuation has not yet been completed and therefore the fair value of this freestanding instrument has not been reflected in the unaudited pro forma condensed combined financial statements. The Company has preliminarily classified the entire proceeds from the Tranche 1 financing within the equity section of the pro forma balance sheet as of March 31, 2022.

The final accounting related to the Business Combination, including the Grove Earnout Shares, Public Warrants, Private Placement Warrants, Backstop Subscription Agreement shares, Backstop Warrants and transaction costs will be finalized by New Grove and reported in the Company’s financial statement as of and for the six months ended June 30, 2022.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of New Grove upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings, or cost savings. The cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Grove following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. VGAC II and Grove have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein reflects VGAC II stockholders’ approval of the Merger on June 14, 2022, and that VGAC II Class A ordinary shareholders holding 39,672,045 shares elected to redeem their shares prior to the Closing and the purchase of 1,671,524 shares of Backstop Tranche 2 Shares by the Backstop Investor. At the closing of the Merger, there were 29,412,877 outstanding shares of New Grove Class A Common Stock and 133,390,456 outstanding shares of New Grove Class B Common Stock, after giving effect to the Employee Stock Grants and certain employees’ elections to receive New Grove Class A Common Stock in lieu of New Grove Class B Common Stock.

The following summarizes the New Grove Class A Common Stock and New Grove Class B Common Stock issued and outstanding immediately after the Merger (after giving effect to the Employee Stock Grants):

	Number of Shares	% Ownership
Former VGAC II shareholders(1)(2)	667,955	0.4%
Sponsor	9,972,500	6.1%
PIPE Investors	8,607,500	5.3%
Grove Shareholders(3)	127,851,594	78.6%
Employee Stock Grants	32,300	—%
Tranche 2 Backstop Shares	1,671,524	1.0%
Grove Earnout	13,999,960	8.6%

Total shares of New Grove Common Stock outstanding at closing of the Merger	162,803,333	100.0%

(1)	The Exchange Ratio is calculated as of the close of the Merger. The number of shares outstanding for both VGAC II and Grove are calculated as of the close of the Merger.
(2)	Includes 90,000 of Class B ordinary shares which were transferred from the Sponsor to three independent directors, each receiving 30,000 Class B ordinary shares.
(3)	Includes Backstop Tranche 1 Shares issued in accordance with the Backstop Agreement.

The following summarizes the New Grove Class A Common Stock and the New Grove Class B Common Stock issued and outstanding immediately after the Business Combination, inclusive of the dilutive effects of the Grove Earnout, Public and Private Placement Warrants, Backstop Warrants, and the rollover of Grove equity awards, after giving effect to the Exchange Ratio (after giving effect to the Employee Stock Grants):

	Number of Shares	% Ownership
Former VGAC II shareholders(1)(2)	667,955	0.3%
Sponsor	9,972,500	4.7%
PIPE Investors	8,607,500	4.0%
Grove Shareholders(3)	127,851,594	60.2%
Employee Stock Grants	32,300	—%
Tranche 2 Backstop Shares	1,671,524	0.8%
Grove Earnout	13,999,960	6.6%
Private Placement Warrants	6,700,000	3.1%
Public Warrants	8,050,000	3.8%
Grove equity holders (options)	24,691,735	11.6%
Grove equity holders (RSUs)	5,716,862	2.7%
Grove equity holders (warrants)	923,857	0.4%
Backstop Warrants	3,875,028	1.8%

Pro forma shares outstanding, diluted	212,760,815	100.0%

(1)	The Exchange Ratio is calculated as of the close of the Mergers. The number of shares outstanding for both VGAC II and Grove are calculated as of the close of the Mergers.
(2)	Includes 90,000 of Class B ordinary shares which were transferred from the Sponsor to three independent directors, each receiving 30,000 Class B ordinary shares.
(3)	Includes Backstop Tranche 1 Shares issued in accordance with the Backstop Agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2022

(in thousands)

	Virgin Group II (Historical)	Grove (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$80	$74,428			$147,664
			402,566	A
			86,075	B
			(14,088)	C
			(21,392)	D
			16,715	M
			(396,720)	F
Inventory, net	—	50,559			50,559
Prepaid expenses and other current assets	615	11,264			11,879

Total current assets	695	136,251	73,156		210,102
Cash and Investments held in trust account	402,566	—	(402,566)	A	—
Property and equipment, net	—	16,095			16,095
Operating lease right-of-use assets	—	20,471			20,471
Other long-term assets	—	5,550	(4,163)	D	1,387

Total assets	$403,261	$178,367	$(332,573)		$248,055

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$31,822	$(131)	D	$31,691
Accrued expenses	2,814	24,208	(2,424)	D	24,598
Due to related party	32				32
Deferred revenue	—	11,426			11,426
Operating lease liabilities, current	—	3,724			3,724
Other current liabilities	—	894			894
Debt, current	—	16,720			16,720
Promissory note - related party	1,000				1,000

Total current liabilities	3,846	88,794	(2,555)		90,085
Debt, noncurrent	—	50,034			50,034
Operating lease liabilities, noncurrent	—	19,090			19,090
Other long-term liabilities	—	3,924	(2,901)	K	1,023
Warrant liability	5,686	—			5,686
Earnout liability	—	—	66,265	G	66,265
Backstop derivative liability	30,234		(30,234)	O
Deferred underwriters’ discount	14,088	—	(14,088)	C	—

Total liabilities:	53,854	161,842	16,487		232,183
Convertible preferred stock	—	487,918	(487,918)	I	—
Convertible common stock		27,473	(27,473)	L	—
VGII Class A ordinary shares subject to redemption	402,500	—	(402,500)	E	—

	Virgin Group II (Historical)	Grove (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Stockholders’ equity (deficit):
Grove Common stock	—	1	(1)	J	—
Preferred stock (VGII)	—				—
VGII Class A Ordinary Shares	—				—
VGII Class B Ordinary Shares	1		(1)	E	—
New Grove Class A common stock	—		1	B	2
			5	E
			(4)	F
New Grove Class B common stock	—		1	J	11
			10	I
Additional paid-in capital	—	38,660	86,074	B	558,596
			(17,790)	D
			402,496	E
			(396,716)	F
			(66,265)	G
			(53,094)	H
			487,908	I
			2,901	K
			27,473	L
			16,715	M
			30,234	N
Accumulated deficit	(53,094)	(537,527)	53,094	H	(542,737)
			(5,210)	D

Total stockholders’ (deficit) equity	(53,093)	(498,866)	567,831		15,872

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$403,261	$178,367	$(333,573)		$248,055

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2022

(in thousands, except share and per share data)

	For the Three Months ended March 31, 2022 VGII (Historical)	For the Three Months ended March 31, 2022 Grove (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Revenue, net	$—	90,479	$—		90,479
Cost of goods sold	—	47,742	—		47,742

Gross profit	—	42,737	—		42,737
Operating expenses:
Advertising	—	32,793	—		32,793
Product development	—	6,240	—		6,240
Selling, general and administrative	—	50,970	—		50,970
Formation and operating costs	1,008		—		1,008

Operating loss	(1,008)	(47,266)	—		(48,274)
Interest income earned on investments held in Trust Account	(36)		36	EE	—
Change in fair value of warrant liabilities	(7,654)		—		(7,654)
Interest expense	—	2,087	—		2,087
Other expense (income), net	—	(1,992)	(1,886)	FF	(3,878)
Initial measurement of derivative liability	30,234		(30,234)	GG	—

Interest and other expense (income), net	22,544	95	(32,084)		(9,445)

Income (Loss) before provision for income taxes	(23,552)	(47,361)	32,084		(38,829)
Provision for income taxes	—	23	—		23

Net income (loss)	(23,552)	(47,384)	32,084		(38,852)

Net loss attributable to common stockholders, basic and diluted	(23,552)	(47,384)	32,084		(38,852)

Weighted average shares outstanding of New Grove Class A and B Common Stock – basic and diluted				HH	152,218,639

Net loss per share of New Grove Class A and B Common Stock – basic and diluted					(0.26)

Weighted average shares outstanding of Grove common stock – basic and diluted		7,981,994

Net loss per share of Grove common stock – basic and diluted		$(5.94)

Weighted average shares outstanding of VGII Class A ordinary shares – basic and diluted	40,250,000

Net loss per share of VGII Class A ordinary shares – basic and diluted	10,062,500

Weighted average shares outstanding of VGII Class B ordinary shares – basic and diluted	$(0.47)

Net loss per share of VGII Class B ordinary shares – basic and diluted	$(0.47)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(in thousands, except share and per share data)

	For the period from January 13, 2021 (inception) to December 31, 2021 VGII (Historical)	For the Year Ended December 31, 2021 Grove (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Revenue, net	$—	$383,685	$—		$383,685
Cost of goods sold	—	195,181	—		195,181

Gross profit	—	188,504	—		188,504
Operating expenses:
Advertising	—	107,313	—		107,313
Product development	—	23,408	—		23,408
Selling, general and administrative	—	186,638	5,210	AA	191,848
Formation and operating costs	3,573	—	—		3,573

Operating loss	(3,573)	(128,855)	(5,210)		(137,638)
Interest income earned on investments held in Trust Account	(31)	—	31	BB	—
Offering costs allocated to warrants	570	—	—		570
Change in fair value of warrant liabilities	(6,811)	—	—		(6,811)
Interest expense	—	5,202	—		5,202
Loss on extinguishment of debt	—	1,027	—		1,027
Other expense (income), net	—	760	(1,234)	CC	(474)

Interest and other expense (income), net	(6,272)	6,989	(1,203)		(486)

Income (Loss) before provision for income taxes	2,699	(135,844)	(4,007)		(137,152)
Provision for income taxes	—	52	—		52

Net income (loss)	2,699	(135,896)	(4,007)		(137,204)

Net loss attributable to common stockholders, basic and diluted	2,699	(135,896)	(4,007)		(137,204)

Weighted average shares outstanding of New Grove Class A and B Common Stock – basic and diluted				DD	151,402,644

Net loss per share of New Grove Class A and B Common Stock – basic and diluted					$(0.91)

Weighted average shares outstanding of Grove common stock – basic and diluted		7,288,145

Net loss per share of Grove common stock – basic and diluted		$(18.65)

Weighted average shares outstanding of VGII Class A ordinary shares – basic and diluted	32,705,669

Net loss per share of VGII Class A ordinary shares – basic and diluted	$0.06

Weighted average shares outstanding of VGII Class B ordinary shares – basic and diluted	10,062,500

Net loss per share of VGII Class B ordinary shares – basic and diluted	$0.06

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

On December 7, 2021, VGAC II entered into the Merger Agreement with Grove and on March 31, 2022, VGAC II entered into an Amended and Restated Agreement and Plan of Merger with Grove. All references to the Merger Agreement in these notes shall be interpreted to refer to the Merger Agreement as amended and restated, unless the context otherwise requires.

Pursuant to the Merger Agreement, at the closing on June 16, 2022, Grove merged with a wholly owned subsidiary of VGAC II, with Grove being the surviving corporation as a wholly owned subsidiary of VGAC II and II changed its name to Grove Collaborative Holdings, Inc. (“New Grove”). Following the closing, (a) New Grove owns all the equity interests of Grove and (b) the former equity holders of Grove holds all of the outstanding New Grove Class B Common Stock.

Note 2—Basis of the Pro Forma Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, VGAC II will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Grove will represent a continuation of the financial statements of Current Grove with the Business Combination treated as the equivalent of Current Grove issuing stock for the net assets of VGAC II, accompanied by a recapitalization. The net assets of VGAC II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Current Grove in future reports of New Grove.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 assumes that the Merger and the other related events, summarized below, occurred on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 present pro forma effect to the Merger and the other related events, summarized below, as if it had been completed on January 1, 2021, (the date of inception for VGAC II was January 13, 2021).

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/consent solicitation statement/prospectus:

•

the (a) historical audited condensed financial statements of VGAC II as of December 31, 2021 and for the period from January 13, 2021 (inception) to December 31, 2021, included in VGAC II’s Annual Report on From 10-K filed with the SEC on February 24, 2022 and (b) historical unaudited condensed financial statements of VGAC II for the three months ended March 31, 2022 included in VGAC II’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022 and incorporated by reference;

•

the (a) historical audited financial statements of Grove as of and for the years ended December 31, 2019, 2020 and 2021 included in the proxy statement/consent solicitation statement/prospectus, and (b) historical unaudited condensed financial statements of Grove for the three months ended March 31, 2022 included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

•

other information relating to Grove and VGAC II included in the proxy statement/consent solicitation statement/prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the section titled “Business Combination Proposal.”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that New Grove believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. New Grove believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of VGAC II and Grove.

Note 3—Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Given such Management Adjustments, if any, would not enhance an understanding of the pro forma effects of the Transaction, VGAC II has elected not to present any Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

VGAC II and Grove have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. VGAC II has a full valuation allowance on any of its net deferred assets and accordingly, has not recorded any provision for income taxes in its historical statements of operations. Therefore, the proforma adjustments assume a 0% effective interest rate.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(A)

The reclassification of $402.6 million of cash and investments held in the VGAC II Trust Account that became available at closing of the Business Combination. See adjustment note (F) for actual redemptions in connection with the Merger closing

(B)

In connection with the signing of the Merger Agreement, VGAC II entered into subscription agreements with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors purchased, and VGAC II issued and sold to such investors 8.6 million shares of New Grove Class A Common Stock with par value of $0.0001, resulting in gross proceeds of $86.1 million. The costs related to the issuance of the PIPE Financing are adjusted against additional paid in capital (see adjustment D below).

(C)	Reflects the cash settlement of the $14.1 million liability for VGAC II’s deferred underwriting commissions related to its initial public offering.

(D)

Represents the preliminary estimated direct and incremental transaction costs incurred by Grove related to the Business Combination, including underwriting/banking, legal, accounting and other fees, of which $17.8 million is allocated to equity-classified instruments consisting of the VGAC II ordinary shares, PIPE Shares, and the Backstop Warrants, and reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New Grove’s additional paid-in capital and are assumed to be cash settled. The direct and incremental costs related to liability-classified instruments totaling $5.2 million is expensed as of January 1, 2021 (see adjustment AA below). As of March 31, 2022, Grove had deferred transaction costs incurred of $4.2 million, of which $2.6 million was unpaid.

(E)	Reflects the recapitalization of VGAC II Class A ordinary shares subject to possible redemption and VGAC II Class B ordinary shares into New Grove Class A Common Stock at $0.0001 par value.

(F)

Reflects the cash disbursed to redeem 39,672,045 shares of VGAC II common stock for $396.7 million at a redemption price of $10.00 per share and allocated to New Grove Class A Common Stock and additional paid-in capital using par value of $0.0001 per share

(G)

Reflects the preliminary estimated fair value of contingently returnable Grove Earnout Shares, excluding those allocated to the unvested Grove options and restricted stock units, that are expected to be accounted for as liability classified equity instruments that are earned upon achieving the triggering events, which include events that are not indexed to the common stock of New Grove. The preliminary fair value of the Grove Earnout Shares was determined using the most reliable information currently available. Refer to Note 5 for more information. Subsequent to the consummation of the Business Combination, this liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in New Grove’s statement of operations within other income/expense.

(H)

Reflects the elimination of VGAC II’s historical accumulated deficit with a corresponding adjustment to additional paid-in capital for New Grove in connection with the reverse recapitalization upon closing of the Business Combination.

(I)

Reflects the conversion of Grove convertible preferred stock into shares of Grove common stock, and such shares were converted into the right to receive shares of New Grove Class B Common Stock pursuant to the Exchange Ratio concurrent with the closing of the Business Combination.

(J)	Reflects the conversion of Grove Common Stock into shares of New Grove Class B Common Stock pursuant to the Exchange Ratio concurrent with the closing of the Business Combination.

(K)

Reflects the reclassification of Grove warrants from liability to equity classification as the warrants became exercisable for shares of New Grove Class B Common Stock rather than Grove convertible preferred stock upon closing of the Business Combination.

(L)

Reflects the reclassification of 2,750,000 shares of Tranche 1 Shares from mezzanine equity to permanent equity and allocated to New Grove Class A Common Stock and additional paid-in capital using par value of $0.0001 per share

(M)	Reflects the cash proceeds of $16.7 million for the purchase of 1,671,524 shares of Backstop Tranche 2 consisting of New Grove common stock by the Backstop Investor

(N)	Reflects the elimination of the backstop derivative liability as recorded on VGAC II historical balance sheet

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are as follows:

(AA)

Represents the preliminary estimated direct and incremental transaction costs incurred by Grove related to the Business Combination, including underwriting/banking, legal, accounting and other fees, of which $5.2 million is allocated to the Downside Protection Feature, Grove Earnout, Public Warrants and Private Placement Warrants that are expected to be liability-classified and expensed.

(BB)	Reflects the elimination of interest income related to the investments held in the trust account for the period from January 13, 2021 through December 31, 2021.

(CC)	Reflects the elimination of remeasurement losses on the Grove convertible preferred stock warrant liability.

(DD)

As the Business Combination is being reflected as if it had occurred on January 1, 2021, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination, the PIPE Financing, Tranche 1 and Tranche 2 of the Backstop Subscription Agreement and the Backstop Warrants have been outstanding for the entirety of the period presented. The calculation is retroactively adjusted to eliminate all VGAC II Class A ordinary shares redeemed as if such redemption occurred on January 1, 2021.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 are as follows:

(EE)	Reflects the elimination of interest income related to the investments held in the VGAC II trust account for the three months ended March 31, 2022.

(FF)	Reflects the elimination of remeasurement losses on the Grove convertible preferred stock warrant liability for the three months ended March 31, 2022

(GG)	Reflects the elimination of initial measurement of the Backstop Derivative Liability on the VGAC II income statement for the three months ended March 31, 2022

(HH)

As the Business Combination is being reflected as if it had occurred on January 1, 2021, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination, the PIPE Financing, Tranche 1 and Tranche 2 of the Backstop Subscription Agreement and the Backstop Warrants have been outstanding for the entirety of the period presented. The calculation is retroactively adjusted to eliminate all VGAC II Class A ordinary shares redeemed as if such redemption occurred on January 1, 2021.

Note 4—Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, the PIPE Financing, Tranche 1 and Tranche 2 of the Backstop Subscription Agreement and the Backstop Warrants, assuming the shares were outstanding since January 1, 2021. The calculation is retroactively adjusted to eliminate all VGAC II Class A ordinary shares redeemed as if such redemption occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information is as follows (in thousands, except share and per share data):

	Year Ended December 31, 2021	Three Months Ended March 31, 2021
Pro Forma net loss	$(137,204)	$(38,852)
Basic weighted average shares outstanding	151,402,644	152,218,639
Pro forma net loss per share, basic and diluted(1)	$(0.91)	$(0.26)

(1)	The pro forma basic and diluted shares include 3,875,028 shares underlying the Backstop Warrants (each warrant exercisable to purchase one VGAC II class A common share for $0.01)

Following the closing of the Business Combination, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods presented above because including them would have had an anti-dilutive effect:

	Year Ended December 31, 2021	Three Months Ended March 31, 2022
Private Placement Warrants(1)	6,700,000	6,700,000
Public Warrants	8,050,000	8,050,000
Grove common stock options(2)	27,882,520	25,691,329
Grove restricted stock units(2)	1,777,183	3,224,181
Grove common stock warrants	1,424,108	1,148,477
Grove common stock issued upon early exercise of options	81,750	16,539
Grove Earnout Shares (3)	13,999,960	13,999,960

Total	59,915,521	58,830,486

(1)

One whole warrant entitles the holder to purchase one share of New Grove Class A Common Stock at a price of $11.50 per share. New Grove’s warrants are anti-dilutive on a pro forma basis and have been excluded from the diluted number of New Grove’s shares outstanding at the time of closing.

(2)

All outstanding Grove options and restricted stock units at the closing, whether vested or unvested, will convert into options or rights to purchase a number of shares of New Grove Class B Common Stock, determined in accordance with the Exchange Ratio. Additionally, holders of Grove options and restricted stock units will receive a pro rata share of the Grove Earnout Shares.

(3)	Grove Earnout Shares are subject to certain vesting and forfeiture conditions as described herein.

Note 5—Grove Earnout Shares

The Grove Earnout Shares, excluding those related to unvested Grove options and restricted stock units, are expected to be accounted for as liability classified equity instruments that are earned upon achievement of the Share Price Milestones, which provide for settlement provisions that are not indexed to New Grove’s Class A common stock. The preliminary estimated fair value of the Grove Earnout Shares is $66.3 million.

The estimated fair value of the Grove Earnout Shares was determined by a Monte Carlo simulation valuation model using a distribution of potential outcomes on a rolling basis over the ten-year earnout period. The preliminary estimated fair value of the Earnout Shares was determined using the most reliable information currently available. Assumptions used in the preliminary valuation, which are subject to change at the closing of the Business Combination, were as follows:

Current stock price: the current stock price was set at the current value per share for the Class A ordinary shares.

Expected volatility: the volatility rate was determined using an average of historical volatilities of selected industry peers deemed to be comparable to Grove’s business, corresponding to the expected term of the awards.

Risk-free interest rate: the risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected ten-year term of the earnout period.

Expected term: the expected term is the ten-year term of the earnout period.

Expected dividend yield: the expected dividend yield is zero as Grove has never declared or paid cash dividends and has no current plans to do so during the expected term.

The actual fair values of the Grove Earnout Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the closing of the Business Combination.